Exhibit 99.1

ISE ADOPTS NEW HOLDING COMPANY STRUCTURE

NEW YORK, September 1, 2006 – The International Securities Exchange (NYSE:ISE) announced today that it has adopted a new holding company structure and has formed a new parent company, International Securities Exchange Holdings, Inc. (ISE Holdings).

As part of the restructuring, International Securities Exchange, Inc. (ISE, Inc.) merged into a newly formed entity, International Securities Exchange, LLC (ISE, LLC), a wholly-owned subsidiary of ISE Holdings. ISE, LLC will continue to conduct the business operations of the exchange. ISE Holdings is also the parent company of ISE Stock Exchange, LLC and Longitude LLC.

“The creation of a holding company structure is closely aligned with our strategic objectives and provides a framework for future growth,” said David Krell, President and Chief Executive Officer. “The new organizational structure will enable greater flexibility, foster new business opportunities, and facilitate future acquisitions and strategic alliances.”

The certificate of incorporation and bylaws of ISE, LLC are substantially the same as the certificate of incorporation and bylaws of ISE, Inc. Certain officers and directors of ISE, Inc. have also become the officers and directors of ISE Holdings.

Stockholders of ISE, Inc. approved this corporate restructuring on August 16, 2004 and February 3, 2005, and are not required to take any action as a result of the reorganization. Holders of shares of ISE, Inc.’s Class A common stock automatically became stockholders of ISE Holdings’ Class A common stock. The shares of Class A common stock will continue to be represented by the same stock certificates that previously represented shares of ISE, Inc. Class A common stock. Holders of ISE, Inc.’s Class B common stock Series B-1, Series B-2, and Series B-3, automatically became holders of primary market maker rights, competitive market maker rights, and electronic access member rights, respectively, in ISE, LLC.

ISE Holdings will trade under the same “ISE” symbol on the New York Stock Exchange.

ISE Background

The International Securities Exchange (ISE) is an innovative securities market, founded on the principle that technology and competition create better, more efficient markets for investors. ISE is the largest equity options exchange and is among the leading options exchanges in the world. ISE developed a unique market structure for advanced screen-based trading systems and in May 2000 launched the first fully electronic US options exchange. The ISE Stock Exchange, LLC will launch in the third quarter of 2006 with strategic partners, offering an innovative MidPoint Match platform, followed by a fully integrated displayed Best Bid Offer (BBO) market in the fourth quarter. ISE is also a majority owner of Longitude LLC, an innovative platform for events markets trading, and offers enhanced market data products for sophisticated investors.

ISE continually enhances its trading systems and develops new products, including index options and market data, to provide investors with the best marketplace and investment tools to trade smarter. For more information about ISE, its options products and its technology, visit www.iseoptions.com and for more information about the ISE Stock Exchange, LLC, visit www.isestock.com.

CONTACT:

Media:

Molly McGregor

International Securities Exchange

+1-212-897-0275

mmcgregor@iseoptions.com

Investors:

Thomas Gibbons

International Securities Exchange

+1-212-897-8167

tgibbons@iseoptions.com

Forward Looking Statements

Certain matters discussed in this press release are “forward looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements, to be materially different from those contemplated by the forward looking statements. We undertake no ongoing obligation, other than that imposed by law, to update these statements. Factors that could affect our results, levels of activity, performance or achievements and cause them to materially differ from those contained in the forward looking statements can be found in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q, as amended.